Exhibit 99.1

Carrier Access Announces Preliminary Results for Second Quarter 2007

Announces Restructuring Plan to Reduce Expenses

BOULDER, CO, July 9, 2007 (MARKET WIRE) — Carrier Access Corporation (NASDAQ: CACS) today announced preliminary revenue and earnings estimates for the second quarter ended June 30, 2007. Based upon preliminary, unaudited results, revenue for the quarter is expected to range from $7.5 million to $7.7 million. Basic and diluted GAAP loss per share for the quarter is expected to range from $(0.32) to $(0.36). Basic and diluted non-GAAP loss per share for the quarter is expected to range from $(0.28) to $(0.31). Expected non-GAAP loss per share for the second quarter excludes the effect of stock-based compensation expense resulting from the application of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”), amortization of purchased intangibles, including any income tax effects, and restructuring expenses of approximately $0.4 million. The reconciliation between expected GAAP earnings per share and expected non-GAAP earnings per share is set forth at the end of this press release. Cash and marketable securities at June 30, 2007 were approximately $88 million.

The Company also announced today that the board has approved a restructuring plan that is intended to streamline its wireless and converged access businesses to better align expenses with current revenues. The restructuring plan will include a focus on key customers and product lines, consolidation of management positions, and a further and accelerated R&D transition to Carrier Access’ Shanghai development center.

The restructuring will focus on both core customer commitments and operating cost efficiencies. The Company anticipates its restructuring plan, when fully implemented, will result in significant cost savings as compared to first half 2007 run rates and intends to disclose the restructuring plan in detail on or before its July 31, 2007 earnings call.

The company also announced today that the Company’s CEO and its corporate development officer have each voluntarily declined to take salaries in excess of medical benefits.

Carrier Access’ chief executive officer Roger Koenig stated, “As we discussed on our first quarter 2007 conference call, our visibility into our customer base was very limited as we entered the quarter. Revenues were down slightly quarter over quarter, primarily due to lower than expected shipments in our converged access business.”

Koenig added, “As we mentioned in last conference call, Carrier Access began implementing cost reductions to consolidate research and development facilities and accelerate our research and development work in our Shanghai laboratory. The restructuring plan announced today is expected to result in a core product and customer focus that lowers costs while delivering key customer and market opportunities for growth.

“During the quarter we continued to make progress with several new customer and product trials or evaluations of both our Converged Access and Wireless product lines. We completed a major 2.0 release of our EdgeFLEX product line, Adit 3K release 1.5, and certified new RAN product offerings for International regulatory compliance. Our Adit 3K products passed Avaya certification and we began Adit VoIP customer media gateway product shipments to an OEM customer.”

The Company will hold a conference call on Tuesday, July 31, 2007 at 4:30pm Eastern Time. Those who wish to participate should dial 703-639-1176, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access Second Quarter Earnings Call. The conference call will be available live via the internet by accessing the Carrier Access web site at http://www.carrieraccess.com under the Investor Relations section. An online replay of the earnings conference call will be available at http://www.carrieraccess.com.

About Carrier Access Corporation

Carrier Access (NASDAQ: CACS) provides network access products designed to improve operating costs, capital efficiencies, and media service delivery for carriers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. For more information, visit www.carrieraccess.com or call 303-218-5707.

Forward-Looking Statement Caution

This press release contains forward-looking statements about our anticipated 2007 second quarter operating results and our plans to restructure our operations, which reflect management’s best judgment based on factors currently known. The restructuring plan is in the process of being finalized by management and therefore the timing and amount of cost savings are not known at this time. Further, these statements involve risks and uncertainties, including potential discrepancies between management’s initial estimates and the final operating results for the second quarter of fiscal 2007, subsequent adjustments to preliminary estimates of financial results for the second quarter of fiscal 2007, cost reductions from our Shanghai Development Center, actual cost savings from implementation of a restructuring plan, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, growth rates within our industry, the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2006, our quarterly report on Form 10-Q for the period ended March 31, 2007 and other documents periodically filed with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Reconciliation of Expected GAAP Loss Per Share to

Expected Non-GAAP Loss Per Share

Quarter ending June 30, 2007

	EXPECTED RANGE
	LOW	HIGH
US GAAP: Expected Net Loss per share, basic and diluted	$(0.32)	$(0.36)
Add: Expected stock-based compensation expense	0.02	0.02
Expected amortization of purchased intangibles	0.01	0.02
Expected restructuring expenses	0.01	0.01

NON-GAAP: Expected Net Loss per share, basic and diluted	$(0.28)	$(0.31)

To supplement our condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we provide investors with certain non-GAAP financial measures, including expected non-GAAP basic and diluted net income (loss) per share. This non-GAAP measure excludes the effect of stock compensation expense for employee stock options associated with the application of SFAS 123R, amortization expense for certain intangible assets, including any income tax effects, and restructuring expenses. The presentation of this non-GAAP financial measure is not meant to be considered in isolation or as a substitute for expected basic and diluted net income (loss) per share prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We believe that this non-GAAP measure, when shown in conjunction with the corresponding GAAP measure, is used by and is useful to investors and other users of our financial statements in evaluating our operating results and comparative trends, as well as to facilitate comparisons with our historical operating results. The non-GAAP results are an indicator of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of evaluating performance against internal budgets and in making operational decisions. In addition, the non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Investors should review the reconciliation of the expected non-GAAP basic and diluted net income (loss) per share to the expected GAAP basic and diluted net income (loss) per share as provided in the table above.